Exhibit (a)(34)


   TEXAS  UTILITIES  COMPANY
   ENERGY PLAZA [] 1601 BRYAN STREET [] DALLAS, TEXAS 75201 [] (214) 812-4600

                                                                     NEWS
                                                                    RELEASE
   ---------------------------------------------------------------------------

          NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION
          IN OR INTO CANADA, AUSTRALIA OR JAPAN
                                                      FOR IMMEDIATE RELEASE
                                                      ---------------------

                                   SCALE DOWN RATIO


               DALLAS, TEXAS -- JUNE 1, 1998 -- Texas Utilities Company (NYSE:TXU) announces that valid elections for the Share
          Alternative in its Offer for The Energy Group PLC (NYSE/LSE:TEG) will not be scaled down.

               Holders of Energy Group Shares (including Energy Group Shares represented by Energy Group ADSs) who have validly elected for the Share Alternative will therefore receive their entitlement to New Texas Utilities Shares in full.

               Texas Utilities announced on May 14, 1998 that the Share Alternative Ratio, for determining the number of New Texas Utilities Shares per Energy Group Share that a holder of Energy Group Securities could receive in respect of Energy Group Securities so tendered, is 0.355.

               HOLDERS OF ENERGY GROUP SECURITIES ARE STRONGLY ENCOURAGED TO TENDER THEIR SECURITIES AS SOON AS POSSIBLE.

               TEXAS UTILITIES INTENDS TO SEEK TO DELIST BOTH ENERGY GROUP SHARES AND ENERGY GROUP ADSs AT THE EARLIEST OPPORTUNITY.

               Texas Utilities Company is an investor-owned holding company for energy service companies engaged in domestic and international electric and natural gas utility services, energy marketing, telecommunications, and other energy-related services.

                                     - END -







          FOR ADDITIONAL
          INFORMATION CONTACT:          DAVID ANDERSON  OR  TIM HOGAN
                                        214/812-4641        214/812-2756
                                        DANDERSON@TU.COM    THOGAN@TU.COM

          GENERAL NEWS MEDIA CONTACTS:  JIM LAWRENCE        214/812-4073
                                        JOAN HUNTER         214/812-4071